PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /x /
Filed by a Party other than the Registrant  /  /

     Check the appropriate box:
/  / Preliminary Proxy Statement
/  / Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
/  / Definitive Proxy Statement
/x / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

      MAXXAM Inc.
-----------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)


-----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

/x / No fee required.

/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

     (1)  Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated ans state how it was determined):

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     (5)  Total fee paid:

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/  / Fee paid previously with preliminary materials.

/  / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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



                              (ON LETTERHEAD)

                  YOUR BOARD OF DIRECTORS URGES YOU TO NOT
                    SUPPORT THE AS YOU SOW FOUNDATION OR
                      JILL RATNER AND THOMAS LITTLE OF
                            THE ROSE FOUNDATION

May 12, 1997

Dear MAXXAM Shareholders:

You already may have received proxy solicitation materials from a group of shareholders including the As You Sow Foundation and Jill Ratner and Thomas Little, President and Executive Director, respectively, of the Rose Foundation. These materials seek your support for their "willing seller" resolution and their director nominees.

                             DO NOT BE MISLED!

This environmental group's agenda is not in your best interests. Its plan is to oust your directors and replace them with their own nominees to further their goal of having MAXXAM sell at bargain prices nearly one-third of its timberlands, including the substantial portion of its most valuable timber properties. As discussed in our proxy materials mailed to you last week, your Board of Directors and management are opposed to the adoption of this resolution and to this group's director nominees. Instead, the company is interested in devoting its efforts to carrying out the Headwaters Agreement, the much-publicized agreement executed in September 1996 among MAXXAM and its principal forest products subsidiary, The Pacific Lumber Company, as well as the United States and California. The agreement provides for the sale of approximately 5,600 acres of Pacific Lumber's timberlands in exchange for approximately 7,800 acres of timberlands and $300 million in other consideration, including cash.

In the coming ten days, you may well receive letters and phone calls from this dissident group as well as from your management. We ask you to please be patient and understand that these actions were initiated by a group owning an aggregate of only 250 shares of MAXXAM stock, causing the company to undertake costly, time-consuming steps to defend the shareholders' best interests.

WE URGE YOU NOT TO VOTE ANY BLUE PROXY CARDS SENT TO YOU BY THIS DISSIDENT GROUP. VOTE ONLY THE WHITE PROXY CARD SENT TO YOU BY YOUR BOARD OF DIRECTORS. FOR YOUR CONVENIENCE, WE HAVE INCLUDED A SECOND WHITE PROXY CARD FOR YOU TO VOTE. IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL OUR PROXY SOLICITOR, CORPORATE INVESTOR COMMUNICATIONS, TOLL-FREE AT (800) 346-7885. WE APPRECIATE YOUR PATIENCE AND SUPPORT.
The company is concerned that its shareholders will be misled by certain deceptive or inaccurate statements in the dissident group's proxy materials. Shareholders are entitled to know the real facts so that they may draw their own conclusions about the group's proposal and its nominees. Here are some examples of the dissident group's misstatements contrasted against the actual facts.


      MISSTATEMENTS                    THE FACTS

"We have nominated          The real objective of Jill Ratner,
[Messrs. Baum and           Thomas Little, the Rose Foundation
Newsom] because . . .       and the As You Sow Foundation is to
of their commitment to      have the 60,000 acres transferred to
 . . . increasing            the government NO MATTER WHAT THE
shareholder value."         COST. They and their nominees are
                            not committed to increasing
                            shareholder value.  For example, in
                            September 1996, the Rose Foundation,
                            of which Ms. Ratner is President and
                            Mr. Little is Executive Director,
                            urged the Office of Thrift
                            Supervision to impose an asset
                            freeze on MAXXAM. At the time, Ms.
                            Ratner and Mr. Little were record
                            shareholders of MAXXAM common stock.
                            An asset freeze would clearly have
                            had an adverse effect on MAXXAM, a
                            fact which the dissident group
                            itself has stated.  CAN YOU TRUST A
                            GROUP (AND ITS BOARD NOMINEES) WHICH
                            WAS SO CLEARLY WORKING AGAINST THE
                            COMPANY'S BEST INTERESTS?

"The consideration          With this sentence, the dissident
should be equivalent in     group reveals its true intentions.
value to the fair           It urges that the properties be sold
market value of the         or traded "taking into account
properties sold or          probable restrictions on their use."
traded, taking into         Environmental groups typically make
account probable            such arguments in the hope that less
restrictions on their       than true value will have to be paid
use . . . ."                for properties being taken or
                            acquired.  WOULD A SHAREHOLDER
                            REALLY LOOKING OUT FOR THE BEST
                            INTERESTS OF MAXXAM URGE THAT ITS
                            PROPERTIES BE SOLD TAKING INTO
                            ACCOUNT GOVERNMENT-IMPOSED
                            RESTRICTIONS?


The dissidents              Richard Baum, one of the dissident
repeatedly state that       group's nominees, served as the
their director nominees     deputy insurance commissioner of
are "independent" or        California under John Garamendi.
"truly independent."        Mr. Garamendi is a signatory to the
                            Headwaters Agreement and United
                            States Deputy Secretary of the
                            Interior. In this role, he will be
                            seeking the best terms possible for
                            the U.S. government (and not the
                            company) under the Headwaters
                            Agreement.  Its other nominee,
                            William Newsom, while serving as a
                            California state appellate judge,
                            made decisions involving Pacific
                            Lumber environmental issues which
                            were adverse to Pacific Lumber.
                            Published reports indicate that over
                            the years Mr. Newsom has served in a
                            number of roles with various
                            environmental organizations.  GIVEN
                            THESE PREVIOUS AFFILIATIONS, CAN YOU
                            AS SHAREHOLDERS REALLY BE CONFIDENT
                            THAT SUCH NOMINEES WOULD SERVE ONLY
                            THE INTERESTS OF THE COMPANY?

". . . government           As Senator Dianne Feinstein, a
officials have ex-          signatory to and a central figure in
pressed interest in         negotiating and implementing the
preserving . . . the        Headwaters Agreement, has said of
Headwaters Forest and       the agreement, "Is it everything the
other areas within the      environmentalists wanted?  No--they
60,000 acres."              wanted 60,000 acres.  This was not
                            an obtainable goal; we couldn't
                            afford to purchase that much land."
                            (article written by Senator
                            Feinstein published October 7, 1996
                            in the San Francisco Chronicle)


"We believe that long-      There is no reasonable basis for
standing controversies      this assertion.  Our forest product
regarding Headwaters        operations achieved record results
Forest and MAXXAM's         in 1996.  Sales climbed to a new
forest management           high of nearly $265 million and
policies could depress      lumber shipments set a record of 382
the value of the            million board feet.  The company
shareholders'               completed the acquisition of Pacific
investment, severely        Lumber in 1986 when the closing
impair MAXXAM's ability     price of MAXXAM's common stock was
to conduct business,        $14.50 per share.  Since then, the
threaten MAXXAM's long-     closing price of MAXXAM's common
term financial success      stock has more than tripled to
 . . . ."                    $44.125 per share on May 8, 1997.
                            Since the onset of the controversy,
                            MAXXAM and its subsidiaries have
                            successfully completed many
                            securities offerings, including
                            offerings involving its forest
                            products operations (one of which
                            offerings resulted in the issuance
                            of notes carrying an investment
                            grade rating).  The company has also
                            completed a number of significant
                            business transactions since
                            acquiring Pacific Lumber, including
                            the acquisition of Kaiser Aluminum
                            Corporation and the successful bid
                            for over $100 million worth of
                            properties from the Resolution Trust
                            Corporation.  Furthermore, the
                            company's aluminum, forest products
                            and real estate operations have each
                            renewed and/or expanded their lines
                            of credit multiple times in the last
                            ten years.

"The 60,000 acres known     There is no 60,000-acre "Headwaters
as the Headwaters           Forest."  In fact, there is no
Forest . . . ."             Headwaters Forest.  The term
                            "Headwaters Forest" was coined by
                            certain environmental groups several
                            years ago to describe an
                            approximately 3,000-acre tract of
                            virgin old growth timber owned by
                            Pacific Lumber.  From the late 1980s
                            to recently, the term "Headwaters
                            Forest" referred to that 3,000-acre
                            tract of timberland.  However, as
                            the Headwaters Agreement was being
                            negotiated, various environmental
                            groups decided to advocate the
                            transfer of an area much larger than
                            3,000 acres.  They expanded the
                            desired acreage twentyfold and
                            started calling it the "greater
                            Headwaters Forest" or "Headwaters
                            Forest area."


"In February 1997,          This statement makes it appear that
plans to log within the     a boycott spontaneously happened.
60,000 acre Headwaters      In fact, environmental groups mailed
Forest area sparked a       out thousands of letters to various
nationwide boycott of       businesses asking for their support
old-growth redwood."        of such a boycott.  Nevertheless, no
                            effect has been felt on Pacific
                            Lumber's sales as first quarter 1997
                            shipments exceeded the comparable
                            1996 period.

LET'S REVIEW THE KEY POINTS.

- The Headwaters Agreement serves well the interests of MAXXAM and Pacific Lumber and the companies are committed to carrying it out. It provides for the transfer to the United States and California of approximately 5,600 acres of timberlands of Pacific Lumber, including a 3,000-acre parcel of virgin old growth redwoods commonly referred to as the Headwaters Forest. The United States and California will preserve these acres and will provide Pacific Lumber with approximately 7,800 acres of timberlands and $300 million in other consideration, including cash. Pacific Lumber would also receive other benefits, including more certainty with respect to its ongoing forest products operations.

- The Headwaters Agreement was crafted to not only provide the company with fair and equitable compensation but also to serve the best interests of Pacific Lumber's 1,600 employees, their families, the communities in which they work, and the entire coastal region of northern California.

- The company believes that the best course of action is to continue working hard toward completion of the Headwaters Agreement.
     Government officials have previously rejected the 60,000 acre proposal as unrealistic.

- The company also has rejected the proposal, in part because the proposed 60,000-acre transaction would constitute nearly one-third of Pacific Lumber's timberlands. The size of such a transaction would dwarf the Headwaters Agreement, and even if it were advisable, is not realistically obtainable. The company has no knowledge of anyone willing and able to undertake such an enormous purchase.

- Management believes the dissidents' proposal is ill-advised. If it was implemented, Pacific Lumber would be compelled to undertake personnel layoffs and significantly reduce the scope of its lumber operations. Such actions would have a series of implications which are economically and socially undesirable.


                            EXTREMELY IMPORTANT

PLEASE DO NOT VOTE ANY OF THE BLUE PROXY CARDS SENT TO YOU BY THE AS YOU SOW FOUNDATION AND THE ROSE FOUNDATION. VOTE ONLY ON THE ENCLOSED (OR PREVIOUSLY PROVIDED) WHITE PROXY CARD AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE PROVIDED. IF YOU HAVE PREVIOUSLY VOTED A BLUE PROXY AND WOULD LIKE TO CHANGE YOUR VOTE, SIMPLY SIGN, DATE AND MAIL A LATER DATED WHITE PROXY CARD. ONLY THE LATEST DATED PROXY CARD COUNTS.

IF YOUR SHARES ARE HELD WITH A BROKERAGE FIRM, YOUR BROKER CANNOT VOTE YOUR SHARES UNLESS HE OR SHE RECEIVES YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT WITH INSTRUCTIONS TO VOTE THE WHITE PROXY CARD AS SOON AS POSSIBLE.

IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR SHARES, PLEASE CALL THE COMPANY'S PROXY SOLICITOR, CORPORATE INVESTOR COMMUNICATIONS, INC., TOLL-FREE AT
                              (800) 346-7885.

                               [MAXXAM Logo]

                       NOTICE OF 1997 ANNUAL MEETING
                                    AND
                              PROXY STATEMENT


                                 IMPORTANT
                 PLEASE SIGN AND DATE YOUR WHITE PROXY CARD
              AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.



[recycle logo] Printed on recycled paper.

                                                                     COMMON


                                MAXXAM INC.
                        5847 SAN FELIPE, SUITE 2600
                            HOUSTON, TEXAS  77057

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Charles E. Hurwitz, Paul N. Schwartz and Byron L. Wade as proxies (each with power to act alone and with power of substitution) to vote as designated on the reverse side, all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 22, 1997, and at any and all adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND "AGAINST" THE PROPOSED RESOLUTION AS SET FORTH IN THE PROXY STATEMENT.


          Votes MUST be indicated
          (X) in Black or Blue ink.   /X/



1. ELECTION OF DIRECTORS

     (a) Stanley D. Rosenberg (for term expiring in 1998)

         /X/FOR nominee listed  /X/ WITHHOLD AUTHORITY
                                    to vote for nominee

     (b) Robert J. Cruikshank (for term expiring in 1998)

         /X/FOR nominee listed  /X/ WITHHOLD AUTHORITY
                                    to vote for nominee

     (c) Ezra G. Levin (for term expiring in 2000)

         /X/FOR nominee listed  /X/ WITHHOLD AUTHORITY
                                    to vote for nominee

2. Proposed resolution submitted by certain stockholders of the Company relating to 60,000 acres of timberlands in northern
California owned by the Company's principal forest products subsidiary.

          FOR /X/   AGAINST /X/   ABSTAIN /X/

     (Continued and to be signed on the reverse side)

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.



                                   Please note change of address
                                   or comments below and, if so
                                   noted, please mark here     /X/


                                   ______________________________

                                   ______________________________

                                   ______________________________



                                    PLEASE SIGN EXACTLY AS YOUR NAME
                                    APPEARS AT LEFT.  IF STOCK IS HELD
                                    IN THE NAME OF MORE THAN ONE
                                    PERSON, EACH PERSON SHOULD SIGN.
                                    WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                    PLEASE GIVE FULL TITLE AS SUCH.  IF
                                    A CORPORATION, PLEASE SIGN IN FULL
                                    CORPORATE NAME BY PRESIDENT OR
                                    OTHER AUTHORIZED OFFICER.  IF A
                                    PARTNERSHIP, PLEASE SIGN IN
                                    PARTNERSHIP NAME BY AUTHORIZED
                                    PERSON.


                                    Return to: Corporate Election
                                                Services
                                               P.O. Box 3200
                                               Pittsburgh, PA 15230-9544


                                    Date:________________________,1997

                                    _________________________________
                                                 Signature

                                    _________________________________
                                        Signature if held jointly

     Please complete, sign, date and return the proxy card promptly, using the enclosed envelope.

                                                                  PREFERRED


                                 MAXXAM INC.
                         5847 SAN FELIPE, SUITE 2600
                            HOUSTON, TEXAS  77057

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Charles E. Hurwitz, Paul N.
Schwartz and Byron L. Wade as proxies (each with power to act alone and with power of substitution) to vote as designated on the reverse side, all shares of Class A $.05 Non-Cumulative Participating
Convertible Preferred Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 22, 1996, and at any and all adjournments or postponements thereof.


     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS
DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE
PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE TO THE
BOARD OF DIRECTORS AND "AGAINST" THE PROPOSED RESOLUTION AS SET FORTH IN THE PROXY STATEMENT.


          Votes MUST be indicated
          (X) in Black or Blue ink.   /X/



1. ELECTION OF DIRECTOR
   Ezra G. Levin (for term expiring in 2000)

         /X/ FOR nominee listed  /X/ WITHHOLD AUTHORITY
                                     to vote for nominee


2. Proposed resolution submitted by certain stockholders of the Company relating to 60,000 acres of timberlands in northern California owned by the Company's principal forest products subsidiary.


          FOR /X/   AGAINST /X/   ABSTAIN /X/

     (Continued and to be signed on the reverse side)

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.


                                   Please note change of address
                                   or comments below and, if so
                                   noted, please mark here     /X/

                                   _________________________________

                                   _________________________________

                                   _________________________________


                                    PLEASE SIGN EXACTLY AS YOUR NAME
                                    APPEARS AT LEFT.  IF STOCK IS HELD
                                    IN THE NAME OF MORE THAN ONE
                                    PERSON, EACH PERSON SHOULD SIGN.
                                    WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                    PLEASE GIVE FULL TITLE AS SUCH.  IF
                                    A CORPORATION, PLEASE SIGN IN FULL
                                    CORPORATE NAME BY PRESIDENT OR
                                    OTHER AUTHORIZED OFFICER.  IF A
                                    PARTNERSHIP, PLEASE SIGN IN
                                    PARTNERSHIP NAME BY AUTHORIZED
                                    PERSON.

                                    Return to: Corporate Election
                                                Services
                                               P.O. Box 3200
                                               Pittsburgh, PA 15230-9544

                                    Date:________________________,1997

                                    _________________________________
                                                 Signature

                                    _________________________________
                                        Signature if held jointly

     Please complete, sign, date and return the proxy card promptly, using the enclosed envelope.